Exhibit 99.1

VSE Announces Leadership Transition

ALEXANDRIA, VIRGINIA, May 8, 2024 - VSE Corporation (NASDAQ: VSEC, "VSE", or the "Company"), a leading provider of aftermarket distribution and repair services, announced today the appointment of Tarang Sharma to interim Chief Financial Officer effective May 27, 2024. Mr. Sharma, VSE’s Vice President, Controller and Corporate Development, succeeds Steve Griffin, who is departing the Company to pursue an opportunity outside of the Aerospace industry. VSE has initiated a search for a CFO with the assistance of an executive search firm.

Mr. Griffin will remain with the Company through the end of May and then serve as a consultant for a period of three months to ensure a smooth transition of his responsibilities.

MANAGEMENT COMMENTARY

“Since joining VSE in late 2020, Steve has been a tremendous asset to VSE and a trusted partner to me during the first phase of our business transformation,” stated John Cuomo, President and CEO of VSE Corporation. “Over the past four years, we have successfully repositioned VSE as a leading aftermarket distributor and repair provider and set the foundation for this business to capitalize on the significant growth opportunities that lie ahead. I want to thank Steve for his leadership, support, and significant contributions and wish him and his family all the best as they embark on a new chapter in a new city and new industry.”

“It has been a true privilege to work alongside John and the rest of the talented team at VSE as we transformed VSE into a world-class pure-play aftermarket solutions provider with a strengthened financial profile,” said Steve Griffin. “As I depart VSE for my next opportunity, I know that the company is well-positioned for continued success. I am confident that Tarang and the entire finance organization are well prepared to support VSE’s next phase of growth, delivering for both customers and shareholders.”

Mr. Cuomo continued, "As we remain steadfast in our commitment to executing VSE’s strategic plan, I have full confidence in Tarang and his ability to lead VSE’s financial operations on an interim basis. Tarang joined VSE in 2015 and has been instrumental in all aspects of our business transformation, including his work on recent acquisitions and divestitures, establishing corporate and financial foundations, and building out treasury and financial planning and analysis organizations. His extensive corporate knowledge, coupled with his significant experience in finance and business operations, is pivotal as we continue to pursue our long-term objectives."

“At VSE, we benefit from a deep bench of talent and a strong succession planning process across our organization. Earlier this year, Michael Perlman, Vice President of Investor Relations and Communications, assumed responsibility for the treasury organization in addition to his investor relations responsibilities. Our ability to transition work within the finance organization to qualified personnel is critical to our success as we continue to scale this business,” concluded Mr. Cuomo.

The Company will provide additional commentary on the fiscal year 2024 update, along with first quarter results, during its upcoming earnings call tomorrow, May 9, 2024.

About Tarang Sharma
Tarang Sharma joined VSE in 2015 and currently serves as VSE’s Vice President, Controller and Corporate Development. During his tenure, he has served in several leadership positions in the finance organization, including Treasurer and Assistant Corporate Controller. Before joining VSE, Mr. Sharma was a certified public accountant with PwC. He holds a Master’s in Business Administration from Cornell University and a Bachelor of Science and a Master of Accountancy from the University of South Carolina.

FORWARD-LOOKING STATEMENTS
This document contains certain forward-looking statements. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause VSE’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this document. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that actual results will not differ materially from these expectations. “Forward-looking” statements, as such term is defined by the SEC in its rules, regulations, and releases, represent our expectations or beliefs, including, but not limited to, statements concerning the plans, expectations, long-term goals and trends associated with the appointment of the Interim CFO, as well as the expectations for growth in our business. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “forecast,” “seek,” “plan,” “predict,” “project,” “could,” “estimate,” “might,” “continue,” “seeking” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including, but not limited to, VSE’s ability to successfully execute the management transition and attract and retain key employees, as well as the factors identified in our reports filed or expected to be filed with the SEC including our Annual Report on Form 10-K for the year ended December 31, 2023. All forward-looking statements made herein are qualified by these cautionary statements and risk factors and there can be no assurance that the actual results, events, or developments referenced herein will occur or be realized. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only as of the date hereof. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

INVESTOR CONTACT

Michael Perlman
VP, Investor Relations & Treasury
T: (954) 547-0480
investors@vsecorp.com